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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: December 23, 1997                   Commission File No. 0-26034
                -----------------                                       -------
 (Date of earliest event reported)



                                  ORAVAX, INC.
                                  ------------
             (Exact name of registrant as specified in its Charter)


          DELAWARE                                           04-3085209
          --------                                           ----------
(State of other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

          38 Sidney Street, Cambridge, Massachusetts              02139
          ------------------------------------------            --------
             (Address of principal executive offices)          (Zip Code)

                                 (617) 494-1339
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

        On December 23, 1997, OraVax, Inc. (the "Company") completed a private placement transaction pursuant to which it received aggregate gross proceeds of $6.3 million from the issuance of 6,300 shares of the Company's 6% Convertible Preferred Stock ("Convertible Preferred Stock") and related placement agent warrants. Such transaction is referred to in this Current Report on Form 8-K as the "1997 Private Placement," and the related securities issuances (including shares of the Company's Common Stock ("Common Stock") issuable upon the conversion of outstanding shares of Convertible Preferred Stock) are referred to as the "1997 Private Placement Issuances." All of the securities sold in the 1997 Private Placement were sold in a private placement solely to accredited investors (the "Investors").

        Certain provisions relating to the conversion of shares of the Convertible Preferred Stock allow for their conversion at prices discounted to the trading price from time to time of the Common Stock on the Nasdaq Stock Market, Inc. ("Nasdaq") National Market. Upon such conversion, these provisions will result in dilution to holders of outstanding shares of Common Stock. However, under the terms of the Convertible Preferred Stock, conversion of the Convertible Preferred Stock into Common Stock generally is not permitted for a period of 90 days from and after the closing of the 1997 Private Placement on December 23, 1997.

        The Company intends to seek stockholder approval of the 1997 Private Placement (including the 1997 Private Placement Issuances) at a special meeting called solely for this purpose to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on or about March 10, 1998. The record date for this special meeting has been set at January 15, 1998.

        If the transaction is not approved by the Company's stockholders, the 1997 Private Placement will be unwound in part by redeeming, at a redemption price equal to 110% of the liquidation preference of the Convertible Preferred Stock, the smallest number of shares which is sufficient in the Company's reasonable judgement, such that following such redemption, conversion of the remaining shares of Convertible Preferred Stock will not constitute a breach of the Company's obligations under applicable Nasdaq rules.

ITEM 7. EXHIBITS

4 Certificate of Designation of the Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on December 23, 1997.

10 Form of Preferred Stock Investment Agreement dated as of December 23, 1997 between the Company and the Investors.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 21, 1998                    ORAVAX, INC.



                                            By: /s/ Keith S. Ehrlich
                                                --------------------
                                                    Keith S. Ehrlich
                                                    Vice President, Finance and
                                                    Administration